UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) September 15, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, the New York Stock Exchange (the “NYSE”) notified FairPoint Communications, Inc. (the “Company”) that it was not in compliance with the NYSE continued listing standard under section 802.01C of the NYSE Listed Company Manual (the “NYSE Rules”) because the average closing price of the Company’s common stock, par value $0.01 per share, had been less than $1.00 per share for 30 consecutive trading days.  The Company is now subject to the provisions of sections 801 and 802 of the NYSE Rules.

Item 8.01               Other Events

On September 21, 2009, the Company issued a press release entitled “FairPoint Communications Notified of Noncompliance with NYSE Continued Listing Requirements” (the “Press Release”).  A copy of the Press Release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:		/s/ Alfred C. Giammarino
		Name:	Alfred C. Giammarino
		Title:	Executive Vice President and
Chief Financial Officer

Date: September 21, 2009